UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 27, 2017

EASTSIDE DISTILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-54959	20-3937596
(Commission File Number)	(IRS Employer Identification No.)

2150 SE Hanna Harvester Drive Portland, OR	97222
(Address of Principal Executive Offices)	(Zip Code)

(971) 888-4264

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PRELIMINARY PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PRELIMINARY PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE COMMISSION WEB SITE AT WWW.SEC.GOV OR BY CLICKING ON THE FOLLOWING LINK: https://www.sec.gov/Archives/edgar/data/1534708/000149315217008257/forms-1a.htm. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND TO YOU THE PRELIMINARY PROSPECTUS IF YOU REQUEST IT BY CONTACTING Roth Capital Partners, LLC by mail at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, Attn: Syndicate Department, by telephone at (800) 678-9147, or by email at rothecm@roth.com; or Aegis Capital Corp. at 810 Seventh Avenue, 18th Floor, New York, New York 10019, by telephone at (212) 813-1010, or by email at prospectus@aegiscap.com.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2017, the board of directors (the “Board”) of Eastside Distilling, Inc. (the “Company”) nominated Shelly A. Saunders to the Board to fill an existing vacancy on the Board, which appointment shall be effective and conditioned upon completion of the Company’s proposed unit offering and listing on the NASDAQ Capital Market, as set forth in Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-215848) filed by the Company with the Commission on July 31, 2017. Ms. Saunders will serve on the Company’s audit committee effective upon her appointment to the Board.

Since March 2015, Ms. Saunders has served as a consultant for Resources Global Professionals, a consulting firm serving global corporations. From June 2013 to January 2015, Ms. Saunders served as Vice President Finance and Country CFO for Campari Canada, a wholly-owned subsidiary of Davide Campari-Milano. From July 2009 to May 2013, Ms. Saunders served as Vice President Finance for Campari America/SKYY Spirits, a wholly-owned subsidiary of Davide Campari-Milano. Prior to joining Campari America, Ms. Saunders was a consultant for Resources Global Professionals, a Director Finance for Mervyns, and a Vice President Finance and Treasurer for Organic, Inc., among other positions. Ms. Saunders received a B.A. in Economics from Stanford University and an MBA from University of California, Berkeley.

Because of her prior service as a finance professional for one of the largest global spirits companies and her extensive experience and knowledge of, and contacts within, the spirits industry, the Company believes Ms. Saunders will be a valuable member of the Board and is well qualified to serve on the Board and audit committee of the Board.

The Board has determined that Ms. Saunders is independent within the meaning of NASDAQ listing standards and the standards of the Commission. Also, the Board has designated Ms. Saunders as an “audit committee financial expert” as the term is defined under Commission regulations and has determined that Ms. Saunders possesses the requisite “financial sophistication” under applicable NASDAQ rules to serve on the audit committee.

Ms. Saunders will be eligible to receive compensation for service to the Board and committees of the Board in accordance with any future non-employee director compensation policies adopted by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

By:	/s/ Grover T. Wickersham
Grover T. Wickersham
Chief Executive Officer and Chairman of the Board

Date: August 2, 2017